Salomon Funds Trust

Sub-Item 77E  (Legal Matters Putative class action lawsuits)

Registrant incorporates by reference Registrant's 497 Supplement dated October 26, 2005 filed on October 26, 2005.
(Accession No. 0001193125-05-208542)


Sub-Item 77E (Legal Matters Investment Company Act Section
19(a) and 34(b))

Registrant incorporates by reference Registrant's 497 Supplement dated September 22, 2005 filed on September 22, 2005.
(Accession No. 0001193125-05-189435)


Sub-Item 77E (Legal Matters Advisers Act Section 206(1) and 206(2))

Registrant incorporates by reference Registrant's 497 Supplement dated June 2, 2005 filed on June 2, 2005.
(Accession No. 0001193125-05-119235)